ANNUAL SHAREHOLDERS’ VIRTUAL MEETING June 23, 2022 Exhibit 99.1

FORWARD LOOKING STATEMENT 1 Certain statements contained or incorporated by reference in this quarterly report on Form 10-Q, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, change in laws and regulations applicable to the Company and its subsidiaries, adequacy of funding sources, actuarial expected benefit payment, valuation of foreclosed assets, regulatory requirements, economic environment and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; laws, regulations and guidance; accounting principles or guidelines; performance of assets under management; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s 2021 Form 10-K and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

INTRODUCTION 2 Welcome and Remarks Glenn W. Rust President & CEO of Virginia National Bankshares Corp. and CEO of Virginia National Bank Remarks Diane E. Corscadden-Weaver President of Virginia National Bank Financial Presentation Tara Y. Harrison Chief Financial Officer

FINANCIAL INFORMATION Presented by Tara Harrison June 23, 2022

CONSOLIDATED NET INCOME 4

NET INCOME PER SHARE 5 *Number of share increase due to merger

1ST QUARTER FINANCIAL HIGHLIGHTS June 23, 2022 Scott’s Addition | Richmond

CONSOLIDATED NET INCOME 7

CORPORATE INITIATIVES & CHALLENGES Presented by Glenn Rust June 23, 2022

CORPORATE INITIATIVES 9 Completed and absorbed the merger. Hired a new Bank President. Hired commercial lenders in Northern Virginia. Hired portfolio managers for new commercial lending team. Hired additional lender for the Richmond market. Consolidated Trust systems. Assessment of additional brick and mortar locations. Build back capital ratios. Resume residential mortgage lending once rates stabilize. Investor Road Show.

CORPORATE CHALLENGES 10 Rising interest rates. Looming future recession. Test of bank’s asset quality

EXPANSION 11 Winchester Richmond Charlottesville/ Albemarle County Prince William County Warrenton/ Fauquier County Virginia National Bankshares Headquarters

QUESTIONS June 23, 2022

THANK YOU June 23, 2022 VABK Headquarters | Charlottesville